Exhibit 99(a)(1)(A)

Dear Investor,

This letter serves to inform you of important details relating to the repurchase offer by Owl Rock Core Income Corp. (the “Company”), filed with the Securities and Exchange Commission on May 25, 2023, for approximately $293,705,212. This amount represents the value of 5.00% of the aggregate number of the Company’s Shares outstanding as of March 31, 2023. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, no action is required, and you can disregard this notice.

If you wish to submit a request to tender your shares, the Tender Authorization Form dated May 25, 2023 must be received in good order by the Company’s Processing Agent by 7:00 P.M., Eastern Time, on June 30, 2023, which is the Expiration Date of the Offer. Any requests received by the Processing Agent after the Expiration Date or not in good order will not be considered.

Please note that certain Financial Intermediaries, may require you to submit your repurchase request through those Financial Intermediaries. The Company recommends you consult your financial representative before tendering your shares.

Instructions for Custodial Held Investments

If you hold your shares of the Company with a Custodian and wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form, along with any Custodian forms, directly to your Custodian for their signature.

Should the Company’s Processing Agent not receive your Custodian’s instructions prior to the Expiration Date, your request will be deemed not in good order and you will not be considered for this tender offer.

Instructions for Directly Held Investments

If you hold your shares of the Company directly with the Transfer Agent and wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form using the directions listed below.

Mailing Instructions

The method of delivery of the Tender Authorization Form is at the option and risk of the tendering holder of Shares. Registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

DST Systems Inc., Attention: Owl Rock Core Income Corp.

Regular Mail - P.O. Box 219398, Kansas City, MO 64121-9398

Overnight Mail - 430 W 7th Street, Suite 219398, Kansas City, MO 64105

Email – OwlRock.tender@dstsystems.com

Should you have any questions please contact your financial representative or the Company’s Customer Service Desk at (844) 331-3341.

To Our Clients,

This letter serves to inform you of important information and instructions relating to the repurchase offer by Owl Rock Core Income Corp. (the “Company”), filed with the Securities and Exchange Commission on May 25, 2023, for approximately $293,705,212. This amount represents the value of 5.00% of the aggregate number of the Company’s Shares outstanding as of March 31, 2023. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions as described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, no action is required, and you can disregard this notice.

Ameriprise Financial Services, LLC (“AMPF”) is the registered holder of record of Shares held for your account. As the registered holder of record of the Shares held for your account, only AMPF may tender those shares pursuant to your instructions. Should you wish to participate in this tender offer, please take the following actions:

1.	Complete and Execute the enclosed Tender Authorization Form.

2.	Return the signed Form to AMPF for their approval through one of the following three methods:

a.	Fax to 1.866.432.9267

b.	Mail to 70400 Ameriprise Financial Center, Minneapolis, MN 55474

c.	Provide to your financial representative who will submit via eFile

Your instructions to AMPF should be completed in ample time before the Expiration Date to permit AMPF enough time to submit a tender on your behalf before the Expiration Date.

Should you have any questions regarding your investment, please contact your financial representative.

To Our Clients,

This letter serves to inform you of important information and instructions relating to the repurchase offer by Owl Rock Core Income Corp. (the “Company”), filed with the Securities and Exchange Commission on May 25, 2023, for approximately $293,705,212 This amount represents the value of 5.00% of the aggregate number of the Company’s Shares outstanding as of March 31, 2023. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions as described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, no action is required, and you can disregard this notice.

Merrill Lynch is the registered holder of record of Shares held for your account. As the registered holder of record of the Shares held for your account, only Merrill Lynch may tender those shares pursuant to your instructions. Should you wish to participate in this tender offer, please take the following actions:

1.	Contact your financial representative who will provide you with a customized Tender Offer Form generated for your account.

2.	Sign the customized Tender Offer Form and return the form to your financial representative before June 28, 2023.

Upon receiving signed documentation, your financial representative should submit the form and enter the order for processing. Please be aware that your financial representative must submit the form and enter the order by 7:00 P.M., Eastern Time, on June 28, 2023 for your shares to be considered as part of this Offer.

Your instructions to Merrill Lynch should be completed in ample time before the Expiration Date to permit your financial representative to submit a tender on your behalf before the Expiration Date.

Should you have any questions regarding your investment, please contact your financial representative.

To Clients of Morgan Stanley Smith Barney LLC,

This letter serves to inform you of important details relating to the repurchase offer by Owl Rock Core Income Corp. (the “Company”), filed with the Securities and Exchange Commission on May 25, 2023, for approximately $293,705,212. This amount represents the value of 5.00% of the aggregate number of the Company’s Shares outstanding as of March 31, 2023. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

As set forth in the Company’s prospectus, as supplemented (the “Prospectus”), there is a 10% limit (the “Fee Cap”) on the aggregate amount of total upfront selling commissions, dealer manager fees and stockholder servicing fees (the “Fees”) which can be charged to you while you hold your Owl Rock Core Income Corp. investment in Class S Shares. The Fee Cap is a percentage of the gross proceeds of your Owl Rock Core Income Corp. investment as described in the Prospectus. Once the Fee Cap has been met, you will no longer be charged the Fees, and your Class S Shares, as applicable, will convert into Class I Shares without any action required on your part. Please see the section “Share Class Specifications” in the Prospectus for additional details.

If you DO NOT wish to sell your shares of the Company, no action is required, and you can disregard this notice.

If you wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form using the directions listed below. The Tender Authorization Form dated May 25, 2023 must be received in good order by the Company’s Processing Agent by 7:00 P.M., Eastern Time, on June 30, 2023, the Expiration Date of the Offer.

DST Systems Inc., Attention: Owl Rock Core Income Corp.

Regular Mail - P.O. Box 219398, Kansas City, MO 64121-9398

Overnight Mail - 430 W 7th Street, Suite 219398, Kansas City, MO 64105

Email – OwlRock.tender@dstsystems.com

Should you have any questions please contact your financial representative or the Company’s Customer Service Desk at (844) 331-3341.

To Clients of Raymond James & Associates, Inc.,

This letter serves to inform you of important details relating to the repurchase offer by Owl Rock Core Income Corp. (the “Company”), filed with the Securities and Exchange Commission on May 25, 2023, for approximately $293,705,212. This amount represents the value of 5.00% of the aggregate number of the Company’s Shares outstanding as of March 31, 2023. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, no action is required, and you can disregard this notice.

If you wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form using the directions listed below. The Tender Authorization Form dated May 25, 2023 must be received in good order by the Company’s Processing Agent by 7:00 P.M., Eastern Time, on June 30, 2023, the Expiration Date of the Offer.

Complete and sign the Tender Authorization Form. In section 3:

Name of Custodian: Raymond James (Retail accounts) & Raymond James Trust Co. of NH (IRA accounts)

Custodial Account Number: Add RJ Retail or IRA Account Number

DST Systems Inc., Attention: Owl Rock Core Income Corp.

Regular Mail - P.O. Box 219398, Kansas City, MO 64121-9398

Overnight Mail - 430 W 7th Street, Suite 219398, Kansas City, MO 64105

Email – OwlRock.tender@dstsystems.com

Should you have any questions please contact your financial representative or the Company’s Customer Service Desk at (844) 331-3341.